UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2016

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

12700 Park Central Drive, Suite 1600
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In April 2016, the Compensation Committee of Alon USA Energy, Inc. (the "Company") approved the payment of cash bonuses under the Company's 2005 Incentive Compensation Plan based on performance in the fiscal year ended December 31, 2015. As a result, on April 15, 2016, the Company paid cash bonuses to the Company's named executive officers.

The amounts of these bonuses had not been determined at the time of the filing of the Company's Proxy Statement for the Annual Meeting of Stockholders (the “Proxy Statement”) and were therefore not included in the “Non-Equity Incentive Plan Compensation” column contained in the Summary Compensation Table set forth therein. The amount awarded to the Company's named executive officers is set forth below in the “Non-Equity Incentive Plan Compensation” column as well as the amount of compensation that would have been reflected in the “Total” column of the Summary Compensation Table had the amounts of these awards been determined prior to the filing of the Proxy Statement. Previous amounts reported in the “Non-Equity Incentive Plan Compensation” column have been omitted.

Name and Principal Position	Non-Equity Incentive Plan Compensation ($)	Total ($)
Paul Eisman	$469,764	$3,357,780
Chief Executive Officer (PEO)
Shai Even	298,235	1,466,498
Senior Vice President and Chief Financial Officer (PFO)
Jeff Morris	142,358	1,960,182
Vice Chairman of the Board - Alon USA Partners, LP
David Wiessman	361,702	1,663,898
Executive Chairman - Alon USA Partners, LP
Michael Oster	208,955	1,256,460
Senior Vice President of Mergers & Acquisitions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
Date:	April 20, 2016	By:	/s/ James Ranspot
James Ranspot
Senior Vice President, General Counsel and Secretary